Amendment
of the
Consultancy Agreement

This AMENDMENT (“Amendment”) to that certain Consultancy Agreement (as defined below), is made and entered into this 20th day of February, 2024, by and between Kaltura, Inc., a Delaware corporation of 860 Broadway, 3rd Floor, New York, NY 10003, USA (the “Company”) and Mr. Ron Yekutiel (the “Consultant”).
Each of the above is referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS,    the Parties have entered into a Consultancy agreement dated January 1st, 2018, in connection with the grant of certain management consulting services by the Consultant to the Company, as from time to time amended (the said agreement, together with all the exhibits, attachments and addendums thereto, and any amendments hereto or thereto in accordance with the provisions thereof or hereof, shell be referred to herein as the “Consultancy Agreement”); and
WHEREAS,    the Parties wish to amend the Consultancy Agreement in accordance with the terms herewith;

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Amendment and other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), each of the Parties hereby agree as follows:

1.Definitions and Interpretation
1.1.Capitalized terms used but not otherwise defined herein having the respective meanings set forth in the Consultancy Agreement. All capitalized terms used but not defined hereinabove or in the Consultancy Agreement, shall have the meaning ascribed for then as in the recitals or as hereinbelow defined.
1.2.The preface to this Amendment constitutes an indivisible and integral part thereof.
1.3.The provisions of this Amendment are in addition to, and in amendment of, the provisions of the Consultancy Agreement and in the event of any discrepancy or inconsistency between the provisions of the Consultancy Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. Any reference in the Consultancy Agreement or herein to “this Agreement” shall mean the Consultancy Agreement as amended by this Amendment.

2.Bonus
2.1.The Consultant’s entitlement to an annual Bonus for the calendar year of 2024 shall be determined, for such year only, on the basis of the Consultant’s and the Company’s attainment of certain goals and objectives defined by the Company, which are set forth in the Consultant’s annual bonus plan according to Company’s 2024 Executive Compensation Plan as approved by the Company’s Compensation Committee on or about February 14, 2024, a summary of which is enclosed as Annex A hereof (the “2024 Executive Compensation Plan”; it is hereby noted that the LTI RSUs Award is not applicable to the Consultant).
Accordingly, subject to Sections 2.2 and 2.3 hereof, the 2024 annual Bonus shall be as follows:
2.1.1.The potential maximum annual Bonus with respect to 100% attainment, satisfaction and performance against the 2024 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs) as elaborated in the 2024 Executive Compensation Plan, shall equal the gross amount of USD 588,000 (herein, the “Base OTB”).
2.1.2.The potential maximum annual Additional Stretch Bonus for overachievement against such goals (>100%), shall equal the gross amount of USD 220,000 (based on overstretch bonus of 137.5% of Base OTB)
Ron Yekutiel - 2024 Amendment to US Consultancy Agmt (Execution Copy) - 2-20-2024

2.2.Notwithstanding anything to the contrary in the Consultancy Agreement or any other agreements, arrangements, undertakings, obligations, representations, warranties and/or understandings, either oral, in writing or otherwise, relating to the Consultant’s Consultancy and/or grant of services and/or any other engagement, entered into between the Parties, under this Agreement the Consultant shall not be entitled to Bonus for the Base OTB under the 2024 Executive Compensation Plan, up to 100% attainment.
2.3.Further, the Consultant shall be entitled to half of any excess Annual Additional Stretch Bonus for MBO overachievement up to the 50% of the maximum Annual Additional Stretch Bonus (i.e., >100% attainment of the applicable goals under the 2024 Executive Compensation Plan), which will be paid in cash in accordance with the entitlement and payment terms set forth under the 2024 Executive Compensation Plan.
2.4.Except as set forth in this Amendment for the 2024 annual Bonus, the Consultant’s entitlement to annual Bonus and Additional Stretch Bonus shall be determined, for each subsequent calendar year, on the basis of the attainment of certain financial and operational metrics set by the Company’s Board of Directors or Compensation Committee.
2.5.All Bonus payments, if any, shall be subject to all mandatory withholdings and deductions, and shall be deemed to be quoted in gross figures. In addition, all Bonus payments in currencies other than US Dollar (for 2024, the Additional Stretch Bonus payment) will be adjusted in accordance with the specific payment currency and US Dollar exchange rate that shall prevail as of the payment calculation date in accordance with the Company’s policies and procedures.

3.Miscellaneous
3.1.The Consultancy Agreement is hereby amended as expressly set out in this Amendment above, and all references and provisions relating to the subject matters of this Amendment, shall be read and interpreted in line with this Amendment and in a manner that will give full force and effect thereto, whether or not specified so herein. This Amendment shall be read together with the Consultancy Agreement as one agreement and, save as expressly amended by this Amendment, the Consultancy Agreement shall remain unaltered and in full force and effect.
3.2.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first hereinabove set forth:

Kaltura, Inc.		Consultant

By:		By:
Name:	Yaron Garmazi		Ron Yekutiel
Title:	CFO